UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-1 /A
Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DELAINE CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada	N/A	27-2901464
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3420 – Cutlery, Handtools & General Hardware	0001496139
(Standard Industrial	(Central Index Key)
Classification)

361 N Dalton Avenue
Albany, IN 47320
 (Address of principal executive offices, including zip code)

(765) 744-8383
(Registrant's telephone number, including area code)

7020 E 581 N
Albany, IN 47320
(Former name or former address, if changed since last report)

With a copy to:
Befumo & Schaeffer, PLLC
1629 K Street, NW, Suite 300
Washington, DC 20006
Phone: (202) 973-0186
Fax: (202) 478-2900

Approximate Date of Commencement of Proposed Sale to Public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller Reporting Company	☒
(Do not check if a smaller reporting company)

 Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)
Common Stock offered by the Company	6,000,000	$0.01	$60,000	$6.97
TOTAL	6,000,000	$0.01	$60,000	$6.97

(1) Estimated solely for the purposes of calculating the registration fee under Rule 457 (o).

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS
DELAINE CORPORATION
6,000,000 Shares of Common Stock
$0.01 PER SHARE

Delaine Corporation is offering up to 6,000,000 shares of its common stock at $0.01 per share. This is our initial public offering and no public market currently exists for our shares.

Offering of the Company Shares

The 6,000,000 shares are being offered by Timothy A. Moore, our president and director, in a direct primary offering, without any involvement of underwriters or broker-dealers. Our director will not receive any commissions or proceeds from the Offering for selling shares on our behalf.  The Offering price of the Shares is $0.01 per share. There will be no escrow account.  There is no minimum number of shares that we have to sell to the new investors.  All subscriptions for our shares sold to new investors will be immediately available for our use.  All money received by us will be retained by us for our operations and there will be no refunds.

We will begin accepting subscription agreements immediately upon effectiveness of this registration statement, and the offering of shares will end in 180 days as measured from the date of effectiveness of this registration statement.  We may elect to close the offering before the expiration of the 180-day period if we sell the 6,000,000 shares, or for any other reason, in our sole discretion.

Investing in our common stock involves risks. See "RISK FACTORS" starting at Page 9.

	Offering Price	Expenses	Proceeds to Us
Per Share	$0.01	$0.002	$0.008
Total	$60,000	$12,000	$48,000

The difference between the "Offering Price" and the "Proceeds to Us" is $12,000 if all of the shares are sold in this offering. The expenses will be paid to unaffiliated third parties for expenses connected with this Offering. The expenses will be paid from current funds on hand and from proceeds of this offering.

The Company is not a blank check company and has no plans to enter into any business combination with any company.

Neither the US Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 21 , 2011.

Dealer Prospectus Delivery Obligation

Until 90 days after the effective date of this registration statement, or prior to the expiration of 90 days after the first date upon which these securities are bona fide offered to the public by us or by or through an underwriter after such effective date, whichever is later, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Prospectus Summary

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information that may be important to you. You should read the more detailed information contained in this prospectus, including but not limited to, the “Risk Factors” beginning on page 9 .  References to "we," "us," "our," "Delaine," or the "Company" refers to Delaine Corporation unless the context indicates another meaning.

Our Company

Delaine Corporation was incorporated in the State of Nevada, United States of America, on June 23, 2010.  Its fiscal year end is June 30. Our principal executive offices are located at 361 N Dalton Avenue Albany, IN 47320 , and our telephone number is (765) 896-8758.   We are not a blank check company, and have no intentions of entering into any business combination.

We are a marketing company focused primarily in the field of contractor and homeowner tools. Our objective is to market cost effective tools to provide solutions for everyday problems encountered by homeowners as well as maintenance and construction professionals. Our initial product line comprises name brand and generic homeowner, contractor and shop tools and accessories.  We commenced operations in November, 2010, as an internet based seller of new tools and related products, manufactured by third party companies, directly to the public.  Currently, we sell products through our website: Delainecorp.com as well as on eBay’s online auction site.  Profits from our sales are currently not sufficient to sustain operations.

We also intend to develop and manufacture our own proprietary products, and to wholesale our proprietary products to resellers, as well as directly to the public. We are currently working on the development of one proprietary product, a lighted ratcheting wrench, which is in the development stage.   Development of the lighted ratcheting wrench has been limited to initial amateur drawings, and filing of a patent application: development of a working prototype has not yet begun.

As of March 31, 2011, we have generated $1,917 in revenues; and have incurred $3,367 in losses since our inception on June 23, 2010.  We rely upon the sale of our securities and loans from our officers and directors to fund operations.  We do not expect to generate sufficient revenue to sustain our intended operations during the next twelve months. Consequently, we will continue to depend on additional financing in order to maintain our operations and continue with our corporate activities. Based on these uncertainties, our independent auditors included additional comments in their report on our financial statements for the period ended June 30, 2010, the nine months ended March 31, 2011 and the period from inception (June 23, 2010) to March 31, 2011, indicating substantial doubt about our ability to continue as a going concern.

Our financial statements contain additional note disclosures describing the circumstances that led to the “going concern” disclosure by our independent auditors. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

This Offering and any investment in our common stock involve a high degree of risk. If we are unable to generate significant revenue, we may be obliged to cease business operations due to lack of funds. We face many challenges to continue operations, including our lack of operating history, lack of revenues to date, and the losses we have incurred to date

The Offering

Following is a brief summary of this offering:

Securities being offered	Up to 6,000,000 shares of common stock are offered by the Company, par value $0.001
Minimum	There is no minimum to this Offering
Offering price per share	$0.01 per share
Offering period	The shares are being offered for a period not to exceed 180 days
Net proceeds to us	Approximately $48,000 assuming the entire 6,000,000 shares are sold.
Use of proceeds	We will use the proceeds to fund the development of proprietary products, to pursue protection of our intellectual property and to pay for offering expenses.
Number of shares outstanding before the offering	5,050,000
Number of shares outstanding after the offering if all of the shares are sold	11,050,000

Summary of Financial Information

The following summary financial information for the periods stated summarizes certain information from our financial statements included elsewhere in this prospectus.  You should read this information in conjunction with Management’s Discussion and Analysis of Financial Condition and Results of Operations and the financial statements and the related notes thereto included elsewhere in this prospectus.

Balance Sheet	As of March 31, 2011
Total Assets	$8,840
Total Liabilities	$10,707
Stockholder’s Deficit	$(1,867)
Operating Data	June 23, 2010 (inception) to March 31, 2011
Revenue	$1,917
Net Loss	$(3,367)
Net Loss Per Share	($.00)

As shown in the financial statements accompanying this prospectus, the Company has earned $1,917 in revenues as of March 31, 2011, and has incurred only losses since its inception.  The Company has had limited operations and has been issued a “going concern” opinion from our auditors based upon the Company’s reliance upon the sale of our common stock as the main source of funds for our operations.

Risk Factors

An investment in our common stock is speculative and involves a high degree of risk and uncertainty. You should carefully consider the risks described below, together with the other information contained in this document, including the financial statements and notes thereto of our Company, before deciding to invest in our common stock. If any of the following risks occur, our business, financial condition and results of operations, and the value of our common stock could be materially and adversely affected.

RISKS RELATED TO OUR BUSINESS AND INDUSTRY

Because we have a limited operating history and have generated limited revenues, there is no guarantee we will generate any future revenues.
We have generated limited revenues since our inception, which makes it difficult to evaluate whether we will be able to operate profitably. We have incurred cumulative net losses of $3,367 from our inception through March 31, 2011. Moreover, the Company is unsure if it will ultimately be able to develop any marketable proprietary products.   Accordingly, the Company will be dependent primarily on the raising of capital in order to continue operations for the foreseeable future. We intend to seek to raise capital through private placements of our Common Stock through debt financing, and/or through a future public offering of our securities. Our ability to raise capital is unknown. We do not have any formal commitments or arrangements for the advancement or loan of funds. For these reasons, our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern. As a result, there is an increased risk that you could lose the entire amount of any investment in our Company.

Because we lack funding to develop products, there is no guarantee that we will be able to bring our products to market.
The Company’s business plan includes the development and manufacture of our own line of products. Our initial product, the lighted ratcheting wrench, is in an early stage of development and requires significant funding to develop, test and bring to market. Even if we raise sufficient funding to develop and test products, there can be no assurance of the successful development of any product. Moreover even if the Company successfully develops its own line of products, there can be no assurance that the Company will be successful in marketing such products.  Failure to successfully bring our own line of products to market will have a material adverse effect on our business.

Because of significant competition for qualified personnel, we may be unable to attract and hire the individuals needed to bring our proposed product to market.
In order to successfully develop the lighted ratcheting wrench, the Company will be dependent upon its current president as well as the services of outside developers.  At this time our president, Mr. Tim Moore, is our only employee and Mr. Moore currently devotes approximately 10 hours per week to our operations. Furthermore, Mr. Moore lacks the expertise necessary to develop the lighted ratcheting wrench into a marketable product. The inability of the Company to employ outside developers could have a material adverse effect upon the Company's business prospects and prohibit the Company from successfully achieving its goals. Moreover, our business plan depends to a significant extent on our ability to identify, attract, hire, train, and retain qualified professional, technical, and managerial personnel. Competition for such personnel is intense, and there can be no assurance that we will be successful in identifying, attracting, hiring, training, and retaining such personnel. If we are unable to hire, assimilate, and retain such qualified personnel, such inability would have a material adverse effect on our business, operating results, and financial condition.

Because our proposed lighted ratcheting wrench, if developed, may fail to gain market acceptance, we may not have sufficient capital to pay our expenses and to continue to operate.
Our success will depend on our ability to build our brand-name, and we intend to build our brand-name through the marketing of our proprietary line of products.  We are currently working on a single proprietary product, the lighted ratcheting wrench.  In the event that the Company successfully completes development and testing of the lighted ratcheting wrench, our success will depend, in part, on successful marketing and consumer acceptance of the lighted ratcheting wrench. Consumer preferences are difficult to predict, and the lighted ratcheting wrench, even if developed, may not achieve and sustain market acceptance sufficient to build a recognizable brand-name.  Failure to build a recognizable brand name would have a material adverse effect on our ability to become profitable and continue to operate.

If we experience delays in developing and introducing our proposed lighted ratcheting wrench, such delays may adversely affect our ability to continue our operations.
 We have projected that the development cycle for the lighted ratcheting wrench will be approximately one year, assuming that we raise sufficient capital. The determination of the development cycle timing of one year is not based upon any prior experience, and development time may be significantly longer. If any unanticipated delay affects the development and release of the lighted ratcheting wrench, we may not achieve anticipated revenues and may not have the capital necessary to continue operations.

Because there is no assurance that we will successfully protect our intellectual property, we may not be able to prevent competitors from exploiting our technologies.
Our lighted ratcheting wrench is the subject of a pending patent application.  Obtaining patent protection is a long and costly process.  There is no guarantee that we will be able to raise sufficient funds to successfully secure an enforceable patent.  Even if we raise sufficient funds to obtain an enforceable patent, there is no assurance that the patent will ever issue.  In the event that the patent does issue, there is no assurance that we will be successful in enforcing the issued patent.  The failure to obtain or enforce a patent for our lighted ratcheting wrench would hinder our ability to protect our intellectual property rights, and may have a material adverse effect on our business plan.

Because we are under funded, we may not be able to pay for needed product development.
Development of tools requires substantial funding to cover the costs of employing skilled engineers, and manufacturing and testing prototypes. The failure to raise sufficient funding to pay for product development and testing would have a material adverse effect on our business.

Because we are underfunded  we may not be able to compete against our competitors.
Many companies worldwide are dedicated to developing and/or marketing tools. Our competitors vary in size from small companies to very large companies with dominant market share and substantial financial resources, and the Company’s products will be in competition with products from these companies.  If we are unable to compete effectively in our principal markets, our business, financial condition, and results of operations could be materially and adversely affected.

Because our management has no experience in tool development and marketing, we may not be able to compete with competitors having experienced management.
Our senior management has no direct experience in the tool development and manufacturing industry. You must consider our business prospects in light of the risks and difficulties we will encounter in the future in a new and rapidly evolving industry. We may not be able to successfully address these risks and difficulties, which could materially harm our proposed business prospects, financial condition, and results of operations.

Because our acquisition and investment strategy may not be successful, we may not be able to offer enough products to successfully compete in the tool marketplace.
While the Company is presently planning the development of a single product, the lighted ratcheting wrench, management believes that ultimate success depends upon the Company’s ability to offer a complete line of tools, including brand-name and generic tools manufactured by third party companies.  To meet this need, the Company intends to acquire the right to market additional products and technologies,  or enter into joint venture arrangements for the purpose of complementing or expanding our tool portfolio. There can be no assurance that we will be able to identify suitable marketing or joint venture candidates. Even if we identify suitable candidates, there can be no assurance that we will be able to enter into suitable marketing or joint venture agreements on reasonable commercial terms or successfully assimilate products, services, or technologies into our operations. This could disrupt our ongoing business, increase our expenses, and materially and adversely affect our financial condition and results of operations.

Because there is doubt about our ability to continue as a going concern, an investor may lose all of his investment in our company.
Our auditor’s report on our December 31, 2010 financial statements expresses an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Since our sole officer and director may be reluctant or unable to loan or advance additional capital to the Company, we believe that if we do not raise additional capital, we may be required to suspend or cease the implementation of our business plans. As the Company has been issued an opinion by its auditors that substantial doubt exists as to whether the Company can continue as a going concern, it may be more difficult for the Company to attract investors.  You may be investing in a company that will not have the funds necessary to continue as an ongoing business.

RISKS RELATING TO OUR COMMON STOCK

Because the Offering price of our securities has been arbitrarily determined, the price an investor pays for his investment in our company may not bear any relationship to the value of the investment.
The offering price of the Shares has been arbitrarily determined by the Company.  It does not necessarily bear any relationship to the Company’s assets value, net worth, revenues, or other established criteria of value, and should not be considered indicative of the actual value of the Shares.  In addition, investors in this Offering will sustain immediate substantial dilution per share based upon net tangible book value per share.

Because our shares are not liquid, an investor may not be able to sell his shares.
Our shares are not and have not been listed or quoted on any exchange or quotation system. We plan to contact a market maker immediately following the close of the Offering and apply to have our shares quoted on the Over the Counter Bulletin Board (OTCBB).  In order to be quoted on the OTCBB, an authorized market maker must file a Form 15c 211 application on our behalf in order to make a market for our common stock.  There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, investors may be unable to liquidate their investment. Even if a market for our common stock does develop, the market price of our common stock may continue to be highly volatile.

Should our stock become listed on the OTCBB, we could be removed from the OTCBB if we fail to remain current with our reporting requirements
Companies trading on the OTCBB must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTCBB. If we become listed on the OTCBB, but we fail to remain current in our reporting requirements, we could be removed from the OTCBB. As a result, the market liquidity of our securities could be severely adversely affected by limiting the ability of broker-dealers to trade our securities and the ability of stockholders to sell their securities in the secondary market.

Because a single shareholder will continue to own a substantial amount of our stock after completion of this offering, other investors will have minimal influence over our business.
There is no minimum number of shares we must sell in order to close this offering.  If we sell less than 5,050,000 shares in this Offering, our sole Officer and Director, Mr. Timothy Moore, will continue to own a majority of our outstanding common stock, and exercise control over the outcome of matters submitted to our stockholders for approval, including the election of directors.   Even if we sell all of the shares of this Offering, Mr. Moore will own approximately 45.7% of our outstanding common stock, and will have significant influence over the outcome of matters submitted to our stockholders for approval, including the election of directors. Mr. Moore’s large stake in our company could also affect the market price of our common stock by, for example, delaying, deferring or preventing a change in corporate control, impeding a merger, consolidation, takeover or other business combination involving us, or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us.

Because our common stock could be subject to extreme volatility, the market price of our common stock could be negatively affected.
The trading price of our common stock may be affected by a number of factors, including events described in the risk factors set forth in this prospectus, as well as our operating results, financial condition, and other events or factors. In addition to the uncertainties relating to future operating performance and the profitability of operations, factors such as variations in interim financial results or various, as yet unpredictable, factors, many of which are beyond our control, may have a negative effect on the market price of our common stock. In recent years, broad stock market indices, in general, and smaller capitalization companies, in particular, have experienced substantial price fluctuations. In a volatile market, we may experience wide fluctuations in the market price of our common stock and wide bid-ask spreads. These fluctuations may have a negative effect on the market price of our common stock.  In addition, the securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our stock.

We have never paid common stock dividends and have no plans to pay dividends in the future.  As a result, our common stock may be less valuable because a return on an investor’s investment will only occur if our stock price appreciates.
Holders of shares of our common stock are entitled to receive such dividends as may be declared by our board of directors. To date, we have paid no cash dividends on our shares of common stock and we do not expect to pay cash dividends on our common stock in the foreseeable future. We intend to retain future earnings, if any, to provide funds for operation of our business. Therefore, any return investors in our common stock may have will be in the form of appreciation, if any, in the market value of their shares of common stock. There can be no assurance that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

Our common stock is considered a "penny stock" and may be difficult to sell
The Securities and Exchange Commission, or SEC, has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per shares, subject to specific exemptions.  Our common stock is considered a “penny stock” according to SEC rules. This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell our common stock and may affect the ability of investors to sell their shares. In addition, since our common stock is currently traded on the OTC Bulletin Board, investors may find it difficult to obtain accurate quotations for our common stock and may experience a lack of buyers to purchase such stock or a lack of market makers to support the stock price.

We may need additional capital, and the sale of additional shares or other equity securities could result in additional dilution to our stockholders
If our resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities could result in additional dilution to our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. Financing may not be available in amounts and on terms acceptable to us, or at all. In addition, the successful execution of our business plan requires significant cash resources, including cash for investments and acquisition. Changes in business conditions and future developments could also increase our cash requirements. To the extent we are unable to obtain external financing, we will not be able to execute our business plan effectively. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

We will incur ongoing costs and expenses for SEC reporting and compliance.  Without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.
We plan to contact a market maker immediately following the close of the Offering and apply to have our shares quoted on the Over the Counter Bulletin Board (OTCBB). To be eligible for quotation, issuers must remain current in their filings with the Securities and Exchange Commission (SEC). In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources.  Over the next 12 months, we estimate the cost of SEC reporting and compliance to be approximately $18,000.  If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

Because this Offering has no minimum, if we do not raise sufficient capital to sustain our operations, investors may lose their entire investment.
All funds raised through this offering will be immediately available to fund operations, and there are no refunds available. Therefore, if we do not raise enough capital in this offering to enable the Company to sustain operations, the investor will likely loose his entire investment.  Additionally, any money we receive from investors will not be insulated from creditor claims, including any currently unknown contingencies.  Therefore, if any such claims exist, investor funds may go toward satisfying such claims and not to our operations.

Use Of Proceeds
This is a direct primary Offering and we are not engaging any financial intermediary to sell our securities : The maximum number of shares offered is 6,000,000 shares.  The Offering price per share is $0.01. The following table sets forth the uses of proceeds if $20,000, $40,000, and $60,000 is raised in this offering.
	If 2,000,000 Shares Sold	If 4,000,000 Shares Sold	If 6,000,000 Shares Sold
GROSS PROCEEDS FROM THIS OFFERING	$20,000	$40,000	$60,000
Offering Expenses	$12,000	$12,000	$12,000
NET PROCEEDS	$8,000	$28,000	$48,000
Patent Fees and Expenses	$2,000	$8,000	$10,000
Website Development	$0	$3,500	$5,500
Research and Development	$0	$6,000	$18,500
Office Establishment and Operating Expenses	$0	$3,000	$5,000
Legal and Accounting	$6,000	$7,500	$9,000

The Company’s highest priority for use of proceeds raised in this Offering is to protect our intellectual property through the pursuit of a patent application.  Our next priority is research and development expense, followed by legal and accounting costs and fees, then website development, and lastly office establishment and operating expenses. In the event that all of the 6,000,000 shares are sold, the Company intends to use approximately $18,500 for research and development of our current technologies, and approximately $5,000 for office establishment and general operating expenses.  General operating expenses may include such items as payments to third party contractors, office supplies, and related expenses.

Legal and accounting fees include preparation of SEC filings, and payments to bookkeepers and auditing firms. Because legal and accounting costs cannot be reduced beyond a certain point, in the event that substantially less than 6,000,000 shares are sold, legal and accounting costs become a higher priority, as shown in the table above.  After legal and accounting fees, our highest priority remains patent fees and expenses followed by research and development expense, website development, and lastly office establishment and operating expenses.

We have not established an escrow account in relation to this offering, and all subscription funds will be released to us for use in our operations.  There are no provisions to return any subscription funds once received by the Company, except in the event that the Company, in its sole discretion, rejects a subscription.   However, Investors may have the right to revoke their intention to purchase our securities and demand return of their subscription proceeds under State law.

Subscriptions for securities will be accepted or rejected within 48 hours of our receipt. In the event that a subscriber’s subscription is rejected, we will immediately return all monies received to the subscriber, without interest or deductions.

Determination of Offering Price

As there is no established public market for our shares, the Offering price and other terms and conditions relative to our shares have been arbitrarily determined by Delaine Corporation.  The Offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition, or any other established criteria of value.  In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the Offering price for the shares or the fairness of the Offering price used for the shares.

Although our common stock is not listed on a public exchange, we plan to contact a market maker to obtain a listing on the Over the Counter Bulletin Board (OTCBB). In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents, nor can there be any assurance that such an application for quotation will be approved. In addition, there is no assurance that our common stock will trade at market prices in excess of the Offering price, as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including depth and liquidity.

Dilution of the Price per Share

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.  Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered.  Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of March 31, 2011, the net tangible book value of our shares of common stock was $(1,867) or approximately $0.00 per share based upon 5,050,000 shares outstanding.

If 6,000,000 shares are sold:

Upon completion of this Offering, in the event all of the shares are sold, the net tangible book value of the 11,050,000 shares to be outstanding will be $ 58,133 or approximately $0.00526 per share.  The net tangible book value of the shares held by our existing stockholders will be increased by $0.00546 per share without any additional investment on their part.  You will incur an immediate dilution from $0.01 per share to $0.0054 per share.

After completion of this Offering, if 6,000,000 shares are sold, you will own approximately 54.3% of the total number of shares then outstanding for which you will have made cash investment of $60,000, or $0.01 per share.  Our existing stockholders will own approximately 45.7% of the total number of shares then outstanding, for which they have made contributions of cash totaling $500 or approximately $0.001 per share.

If 4,000,000 shares are sold:

Upon completion of this Offering, in the event that 4,000,000 shares are sold, the net tangible book value of the 9,050,000 shares to be outstanding will be $ 38,133 or approximately $0.00421 per share.  The net tangible book value of the shares held by our existing stockholders will be increased by $0.00444 per share without any additional investment on their part.  You will incur an immediate dilution from $0.01 per share to $0.00438 per share.

After completion of this Offering, if 4,000,000 shares are sold, you will own approximately 44.20% of the total number of shares then outstanding for which you will have made cash investment of $40,000, or $0.01 per share.  Our existing stockholders will own approximately 55.80% of the total number of shares then outstanding, for which they have made contributions of cash totaling $500 or approximately $0.001 per share.

If 2,000,000 shares are sold:

Upon completion of this Offering, in the event that 2,000,000 shares are sold, the net tangible book value of the 7,050,000 shares to be outstanding will be $18,133 or approximately $0.00257 per share.  The net tangible book value of the shares held by our existing stockholders will be increased by $0.00285 per share without any additional investment on their part.  You will incur an immediate dilution from $0.01 per share to $0.00279 per share.

After completion of this Offering, if 2,000,000 shares are sold, you will own approximately 28.37% of the total number of shares then outstanding for which you will have made cash investment of $20,000, or $0.01 per share.  Our existing stockholders will own approximately71.63% of the total number of shares then outstanding, for which they have made contributions of cash totaling $500 or approximately $0.001 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing stockholders if all of the shares are sold

Price per share	$0.01
Net tangible book value per share before Offering	$0.00
Potential gain to existing shareholders	$0.00546
Net tangible book value per share after Offering	$68,133
Increase to present stockholders in net tangible book value per share after Offering	$.00596
Capital contributions	$500
Number of shares outstanding before the Offering	5,050,000
Number of shares after Offering held by existing stockholders	5,050,000
Percentage of ownership after Offering	45.70%

Purchasers of shares in this Offering if 6,000,000 shares are sold

Price per share	$0.01
Dilution per share	$(.0046)
Capital contributions	$60,000
Percentage of capital contributions	99.17%
Number of shares after Offering held by public investors	6,000,000
Percentage of ownership after Offering	54.30%

Purchasers of shares in this Offering if 4,000,000 shares are sold

Price per share	$0.01
Dilution per share	$(.00556)
Capital contributions	$460,000
Percentage of capital contributions	98.77%
Number of shares after Offering held by public investors	4,000,000
Percentage of ownership after Offering	44.20%

Purchasers of shares in this Offering if 2,000,000 shares are sold

Price per share	$0.01
Dilution per share	$(.00715)
Capital contributions	$20,000
Percentage of capital contributions	97.56%
Number of shares after Offering held by public investors	2,000,000
Percentage of ownership after Offering	28.37%

Plan of Distribution

This is a direct primary Offering that permits our sole officer and director, Mr. Timothy Moore, to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer.

We have not, nor do we intend to enter into an escrow agreement with an independent entity that would hold the subscriptions for shares during the subscription period.  All subscription funds from accepted subscriptions will be immediately available to the Company to fund its operations. Therefore money from investors will not be insulated from creditor claims, including any currently unknown contingencies.

Timothy A. Moore, our officer and director, will sell the shares offered by the Company at a fixed price of $0.01 per share, for the 180-day subscription period, and intends to offer them to friends, family members, and business acquaintances. In offering the securities on our behalf, our officer and director will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

The officer and director will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

a.  Our officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,
b.  Our officer and director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and
c.  Our officer and director is not, nor will be at the time of his participation in the Offering, an associated person of a broker-dealer; and
d.  Our officer and director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the Offering, substantial duties for or on behalf of the company otherwise than in connection with transactions in securities; and (B) was not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and (C) he does not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)(4)(i) or (a)(4)(iii) of Rule 3a4-1, except that for securities issued pursuant to Rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within one rule 415 registration.
e. Our Officer and Director will limit his participation in the Offering to the following activities as outlined in paragraph (a) 4(iii) of Rule 3a4-1:
(A) Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation of a potential purchaser; Provided, however, that the content of such communication is approved by a partner, officer or director of the issuer;
(B) Responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser; Provided, however, that the content of such responses are limited to information contained in this registration statement; or
(C) Performing ministerial and clerical work involved in effecting any transaction.

Only after our registration statement is declared effective by the Securities and Exchange Commission, will we accept subscription agreements.  No shares purchased in this Offering will be subject to any kind of lock-up agreement.  There is no minimum number of shares we must sell before closing this offering. We may close this offering at any time prior to the 180-day period for any reason in our sole discretion. Investors become committed to purchase the shares we are offering immediately upon subscribing for such shares.

Investors will own the shares they purchase immediately upon submission of a fully executed subscription agreement together with subscription funds. However, Investors may have the right to revoke their intention to purchase our securities and demand return of their subscription proceeds under State law.

Neither the Company’s management nor any of their affiliates will purchase shares in this Offering.

Section 15(g) of the Exchange Act

Our shares are “penny stocks” covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder. Our shares are covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 promulgated thereunder.  They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker-dealer must make a special suitability determination for the purchase and have received the purchaser’s written agreement to the transaction prior to the sale.  Consequently, the Rule may affect the ability of broker-dealers to sell our securities and also may affect your ability to resell your shares.

Section 15(g) also imposes additional sales practice requirements on broker-dealers who sell penny securities. These rules require a one-page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to an understanding of the function of the penny stock market, such as “bid” and “offer” quotes, a dealers “spread” and broker-dealer compensation; the broker-dealers duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers rights and remedies in causes of fraud in penny stock transactions; and, FINRA’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker-dealers and their associated persons.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

The foregoing rules apply to broker-dealers.  They do not apply to us in any manner whatsoever. The application of the penny stock rules may affect your ability to resell your shares because many brokers are unwilling to buy, sell or trade penny stocks as a result of the additional sales practices imposed upon them.

Regulation M

We are subject to Regulation M of the Securities Exchange Act of 1934.  Regulation M governs activities of underwriters, issuers, selling security holders, and others in connection with offerings of securities.  Regulation M prohibits distribution participants and their affiliated purchasers from bidding for purchasing or attempting to induce any person to bid for or purchase the securities being distributed.  Our president and director, who will sell the shares, is aware that he is required to comply with the provisions of Regulation M, promulgated under the Securities and Exchange Act of 1934, as amended.

Offering Period and Expiration Date

The offering of securities by the Company will start on the date that this registration statement is declared effective by the Securities and Exchange Commission and continue for a period of 180 days unless the offering is completed or otherwise terminated by us.

Procedures for Subscribing

We will not accept any money until the Securities and Exchange Commission declares this registration statement effective.  Once the registration statement is declared effective by the Securities and Exchange Commission, if you decide to subscribe for any shares in this Offering, you must:

1.	execute and deliver a subscription agreement; and
2.	deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “DELAINE CORPORATION.”

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. Subscriptions for securities will be accepted or rejected within 48 hours of our receipt. We will return all monies from rejected subscriptions immediately to the subscriber, without interest or deductions.

Description of Securities

Common Stock

The following description of our capital stock and provisions of our Articles of Incorporation, and Bylaws is only a summary. You should also refer to our Articles of Incorporation, a copy of which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, and our Bylaws, a copy of which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

We are authorized to issue up to 75,000,000 of our Common Shares, Par Value $0.001 per share. Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. We have not provided for cumulative voting for the election of directors in our Articles of Incorporation. This means that the holders of a majority of the shares voted can elect all of the directors then standing for election. Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at the times and in the amounts that our board of directors may determine from time to time.

Holders of common stock have no preemptive subscription, redemption or conversion rights, or other subscription rights. Upon our liquidation, dissolution, or winding-up, the holders of common stock are entitled to share in all assets remaining after payment of all liabilities and the liquidation preferences of any outstanding preferred stock. Each outstanding share of common stock is, and all shares of common stock to be issued in this Offering, when they are paid for will be, fully paid and non-assessable.

As of the date of this prospectus, we have not paid any cash dividends to stockholders.  The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Anti-Takeover Provisions
Our bylaws provide that one or more or all the Directors of the Corporation may be removed with or without cause at any time by a vote of two-thirds of the shareholders entitled to vote thereon, at a special meeting of the shareholders called for that purpose.  The two-thirds requirement is intended to protect shareholder interests by providing the Board of Directors a means to attempt to deny coercive takeover attempts or to negotiate with a potential acquirer in order to obtain more favorable terms. However, such provision could discourage, delay or prevent an unsolicited merger, acquisition or other change in control of our company that some shareholders might believe to be in their best interests or in which shareholders might receive a premium for their common stock over the prevailing market price. This provision could also discourage proxy contests for control of the Company.

Interest of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed for such purpose on a contingency basis, or had, or is to receive, in connection with this Offering, a substantial interest, direct or indirect, in us or any of our parents or subsidiaries, if any, nor was any such person connected with us or any of our parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Legal Matters

The validity of the common stock offered hereby will be passed upon by the law firm of Befumo & Schaeffer, PLLC, 1629 K Street NW, Ste 300, Washington, DC 20006 .

Experts

The financial statements appearing in this prospectus and registration statement on Form S-1 have been audited by Kyle L. Tingle, CPA, LLC, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere in this prospectus and in the registration statement on Form S-1, and such report is included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

Cautionary Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements that involve assumptions, and describe our future plans, strategies, and expectations. Such statements are generally identifiable by use of the words "may,"  "will,"  "should,"  "expect," "anticipate," "estimate," "believe," "intend," or "project" or the negative of these words or other variations on these words or comparable terminology. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished.

Such forward-looking statements include statements regarding, among other things, (a) the potential markets for our products, our potential profitability, and cash flows (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. These statements may be found under "Management's Plan of Operation" and "Description of Our Business and Properties," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally.  In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur. In addition to the information expressly required to be included in this filing, we have provided in this registration statement such further material information as may be necessary to ensure that the required statements, in light of the circumstances under which they are made, are not misleading.

Although forward-looking statements in this report reflect the good faith judgment of our management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation.
If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

Information about the Company

Description of Business

Delaine Corporation was incorporated in the State of Nevada, United States of America, on June 23, 2010.  Its fiscal year end is June 30. The Registrant has not been a party to any bankruptcy, receivership, or similar proceedings.  Our principal executive offices are located at 361 N Dalton AvenueAlbany, IN 47320 , and our telephone number is (765) 896-8758. We currently have no employees, and rely on the services of our sole officer and director.

General

We are a start-up venture involved in marketing tools for professional contractors and mechanics as well as homeowners. We currently resell name-brand as well as generic brand tool products. Our objective is to be focused on reselling high quality name-brand tools, as well as developing and marketing our own proprietary tool line. Our own tool line will consist primarily of tools manufactured by third parties to our specifications and based on proprietary technologies.   We believe that by offering an exclusive line of our own brand of tools, as well as a complete line of other tools and products, we will be able to be competitive. We currently sell directly to the public through the online marketplace and we have no intentions of opening any physical retail outlets.  If we successfully develop a proprietary tool technology, we may wholesale our proprietary products to resellers, as well as continue to sell directly to the public through the online marketplace.

While we do not currently have any marketable proprietary tools, we have filed one patent application for a unique tool technology: a lighted ratcheting wrench, which we intend to develop and bring to market. We also intend to pursue other unique technologies as set forth below.

Phase 1. (Current through 2012) We have recently begun the first phase of our operations, which comprises the resale of new products in the online marketplace.  Our sales revenues to date have been limited and do not sustain our operations.  We do not currently warehouse any items. All items we currently sell are name-brand or generic brand products and are drop shipped to the customer from a wholesale supplier. We currently sell our products primarily through our website, www.delainecorp.com, and also through eBay’s online auction site at www.ebay.com.  We currently offer over 100 products for sale on our website, and our website includes a shopping cart that accepts payments via Visa and MasterCard.  Our intention during Phase 1 of our operations is not to maximize revenues from the sales of products, but rather to sell products at the lowest possible prices in order to build as large a customer base as possible, and to build name recognition.  We expect to continue in Phase 1 of our operations throughout 2011 and 2012. While we have begun development of a lighted ratcheting wrench during Phase 1, development has been limited to initial amateur drawings and the filing of a provisional patent application.  We intend to continue to pursue patent protection for the lighted ratcheting wrench throughout Phase 1 and 3 of our operations, however we do not intend to begin development of a working prototype until Phase 3.

Phase 2. (2013 – 2015) The second phase of our operations will be establishing a line of tools under our own brand-name.  Our own brand of tools will primarily include tools manufactured by third parties, and re-branded with our name.  During Phase 2 of our operations we intend to continue resale of name-brand and generic brand tools at reduced prices, and to gradually introduce competitive tool products bearing our own brand-name.  During this phase we intend to keep our product pricing competitive to attract a maximum number of customers while generating profits.

Phase 3. (2016 forward) During the third phase of our operations we will seek to establish ourselves as a brand of high quality and unique tools by adding a proprietary line of tools to our brand. We will actively pursue opportunities to acquire the rights to develop and market new and inventive tools, and bring those tools to market. At the present time we have no intentions to operate a manufacturing plant, but rather to have tools manufactured to our specifications by third party manufacturers.

During Phase 3 we will seek to develop a working prototype of the lighted ratcheting wrench. Developing a working prototype is a necessary step to test and refine the technology.  We intend to use a third party custom tool manufacturer to develop the working prototype. Because of the very early stage of development of the lighted ratcheting wrench, we have not identified the sources and availability of the raw materials that will be used in its manufacturing, have not identified any suitable custom tool manufacturers to aid in development of a prototype, and there is no guarantee that the lighted ratcheting wrench will ever be brought to market.

Our Products

Resales.  We currently have access to over one million products through our relationship with the drop-shipping firm Doba.  Through Doba we are able to process customer orders, and have products shipped to customers directly from the manufacturer without the need to warehouse any products.  We offer products with a primary focus on homeowner and contractor tools, however, we may test the market for other products by running special online auctions and sales of such items as consumer electronics, household appliances, clothing and apparel, automotive tools and accessories, outdoor sports equipment, home and garden, and other items available through Doba or other drop-shipping companies.

Proprietary Technologies. We intend to acquire rights, through strategic acquisition and licensing, to proprietary technologies which we believe are complementary to our product line, and to have products manufactured and sold under our own brand name.  We currently intend to produce and market a lighted ratcheting wrench, which will illuminate the area being worked on.  However, the lighted ratcheting wrench is in the developmental stage, we have not contacted manufacturers regarding the development and manufacture of the device, and there can be no assurance that the lighted ratcheting wrench will ever be marketed.

Lighted Ratcheting Wrench. When attempting to drive nuts and bolts in dark locations, such as inside the engine compartment of a car, it is often difficult to locate the nut or bolt, even with the aid of a flashlight.  This is because, as the drive tool gets closer to the nut or bolt, the drive tool often blocks the light from the light source . Additionally, correct positioning of the drive tool often requires two hands, one to hold the handle of the tool, and one to direct a drive extension spanning the distance from the drive handle to the socket end of the wrench.  The lighted ratcheting wrench solves these problems by directing a beam of light through the hollow section of a socket directly onto a nut or bolt.  The nut or bolt is thus illuminated up until the point that it is engaged by the socket.

Product Development

Our intended product, the lighted ratcheting wrench, is in a very early development stage.  To date, only very basic drawings have been made, and development of a prototype has not yet begun.   We intend to hire a third party custom tool manufacturer to produce an initial prototype, but we have not yet contracted with any such third party tool manufacturer.  Once we have a working prototype, we will need to develop a testing procedure to ensure the safety of the product before the product can be brought to market.  There is no guarantee that we will be able to develop a marketable product, or that, if successfully developed, the public will accept such a product.

We also intend to develop other tool products.  We will utilize third party firms to test and refine our tools into marketable products.  We intend to only work with third parties when we retain broad rights to commercially utilize aspects of the products developed.  Development contracts will be structured to provide developers with incentives to provide timely and satisfactory performance by associating payments with the achievement of substantive development milestones, or by providing for the payment of royalties to them based on sales of the developed product.   However, there is no guarantee that we will be able to retain needed third party developers on favorable terms.  The failure to retain needed developers will delay or prevent commercialization of our products.

Employees

We currently have no employees except for Mr. Timothy Moore, who provides his services to us on an as-needed basis .

Intellectual Property

Patent Protection
On July 30, 2010, the Company’s president assigned to the Company all right title and interest in and to the lighted ratcheting wrench for consideration of 5,000,000 shares of the Company’s common stock. The assignment agreement is attached to this Form S-1/ A as Exhibit 10.1.  We subsequently applied for a United States provisional patent application for the lighted ratcheting wrench.  A provisional application for patent is a national application for patents filed in the United States Patent and Trademark Office and allows filing a patent without a formal claim, oath, or declaration.  It provides the means to establish an early effective filing date in a later-filed non-provisional patent application.  It also allows the term "Patent Pending" to be applied in connection with the description of the invention.

A provisional application has a pendency lasting 12 months from the date the provisional application was filed in November 2010 . The 12-month pendency period cannot be extended. Therefore a corresponding non-provisional application must be filed before expiration of the12-month pendency period of the provisional application in order to benefit from the earlier filing of the provisional application.  As there is no guarantee that we will raise sufficient funds to file a non-provisional application before expiration of the 12-month pendency period of the provisional application, we may lose the effective filing date of our provisional patent application and jeopardize our ability to protect our lighted ratcheting wrench.

Licenses from Third Parties
We are currently developing a lighted ratcheting wrench, and are not aware of any third party licenses required at this time.  However, our final product may ultimately be based in part on rights, licenses, and properties, owned by third parties.  License agreements with third parties have variable terms and are terminable on a variety of events.  Licensors often have fairly strict approval rights.  There is no guarantee that we will be able to acquire the licenses necessary to launch our lighted ratcheting wrench, and if we do acquire such licenses, we may not be able to make minimum guaranteed royalty payments over the term of such licenses, including advance payments against these guarantees.   The failure to acquire or make payments on necessary licensing would have a material adverse effect on our business.

Competition

The retail market for tools is competitive, and we expect our competition to come from traditional store-front retailers, discount department stores, tool specialty stores, and home-improvement superstores.

Although we sell tools exclusively on line, our competitors employ methods including traditional retailing through store-front retailers, discount department stores, tool specialty stores, home improvement super stores, as well  as on-line retailing.  Our method of competing with our competitors is by focusing entirely on the on-line marketplace.  By focusing on on-line sales and direct from manufacturer sales we believe we can reduce our overhead and offer competitive pricing.

Store-Front-Retailers.  Traditional store-front retailers are found primarily in downtown locations as well as in strip malls and shopping centers surrounding populated areas.   These stores carry a wide range of home improvement goods including a limited selection of tools.  These retailers include independent hardware and lumber stores, and Ace Hardware stores.

Discount Department Stores.   These stores are primarily located in regional malls, shopping centers or on their own sites. Tools represent a small portion of these stores’ total merchandise, and selection is typically limited as compared with other tool retailers. This category includes retailers such as Kmart, Target and Wal-Mart.

Tool Specialty Stores.  These stores are typically located in regional malls and shopping centers.  Tools are a primary product offered in these stores, and selection is large both in terms of tool type and brand.  Some tool specialty stores, such as Harbor Freight Tools,  specialize in low cost import tools and generic brands, while others, such as Sears Roebuck,  specialize in higher end merchandise (while Sears is a department store, because of their extensive tool selection and Craftsman brand we include them in this category).

Home Improvement Superstores.  These stores are typically stand-alone stores located near regional malls and shopping centers.  They typically offer a large selection of brand name tools.  This category includes Lowes and Home Depot.

Our competitors maintain a strong online presence, have their own tool branding, offer a wide range of tools and related products, and have significantly greater financial, marketing, and product development resources than we do. As a result, our competitors may be able to:

•	respond more quickly to new or emerging technologies or changes in customer preferences;
•	be first to market with competing technology;
•	undertake more extensive marketing campaigns;
•	adopt more aggressive pricing policies;
•	devote greater resources to secure intellectual property rights; and
•	gain access to wider distribution channels.

Our Market

While we intend to eventually market our products worldwide, our initial marketing efforts will concentrate on the United States online marketplace. Once we begin earning revenues from US operations, we may to expand into foreign markets, but at this time we have not identified any markets outside of the United States.

Regulatory Environment

We are not currently subject to any direct federal, state or local regulation other than regulations generally applicable businesses and electronic commerce.  However, because our sales are internet based, any future laws and regulations adopted with respect to Internet commerce may impact our business.  In anticipation of laws governing the collection and dissemination of private user information we have adopted a policy to not provide personal information regarding our users to third parties.

The vast majority of laws governing issues such as property ownership, intellectual property, taxation, libel, encryption and import/export matters do not contemplate or address the unique issues of the Internet and related technologies, and thus their impact on our business is uncertain.  Changes in laws intended to address such issues could create uncertainty in the Internet market place, and could reduce demand for services or increase the cost of doing business as a result of litigation costs or increased service delivery costs.

Description of Property

We do not hold ownership or leasehold interest in any property.  The Company’s registered agent is located at 5348 Vegas Drive, Las Vegas, NV 89108.  The Company’s operations currently take place at Mr. Moore’s residence located at 361 N Dalton Avenue Albany, IN 47320   The Company does not pay any rent for use of Mr. Moore’s residence.

Legal Proceedings

We may be involved from time to time in ordinary litigation, negotiation, and settlement matters that will not have a material effect on our operations or finances. There are no known pending legal proceedings to which the Registrant or any of its subsidiaries is a party or of which any of their property is the subject, no such proceedings are known to have been threatened, and no such proceedings are known to be contemplated by governmental authorities.

Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters

There is no established United States public market for our common stock.  Our common stock is not listed on a public exchange; however, we intend to contact a market maker to obtain a listing on the Over the Counter Bulletin Board.  In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents, nor can there be any assurance that such an application for quotation will be approved.

We have 1 holder of record of our common shares as of June 17 , 2011.

In June 2010, the Company issued 50,000 common shares to our Director at $0.01 per share, in exchange for $500.

In July 2010, the Company issued 5,000,000 common shares at $0.001 per share to our Director in exchange for all title, right and interest in an invention.

None of our shares are currently eligible to be sold pursuant to Rule 144 under the Securities Act of 1933, and we have not agreed to register any of our shares under the Securities Act for resale by security holders.

We do not have any compensation plan under which equity securities are authorized for issuance. There are no outstanding options or warrants or securities that are convertible into shares of common stock.  We have never paid cash dividends on any of our securities, and we have no present intentions of paying any cash dividends for the foreseeable future.

Selected Financial Data

We are a smaller reporting company as defined by Rule 229.10(f)(1) and are not required to provide the information required by this item.

Supplementary Financial Information

We are a smaller reporting company as defined by Rule 229.10(f)(1) and are not required to provide the information required by this item.

Management's Discussion and Analysis of Financial Condition and Results of Operations

Liquidity and Capital Resources

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business.  As of December 31, 2010, the Company has a working capital of $(4,869) and an accumulated deficit of $(1,369).  As of March 31, 2011, the Company had working capital of $(8,352) and an accumulated deficit of $3,367)

Since we initiated our business operations, we have been funded by the private sale of equity to one investor, the Company’s President, Mr. Timothy Moore: On June 24, 2010, the Company issued 50,000 common shares to Mr. Moore, at $0.001 per share, in exchange for $500.  Also, in November 2010, Mr. Moore contributed $1,000 for no further consideration.  The $1,000 is considered a capital contribution, and there is no debt payable to Mr. Moore in conjunction with the contribution.

During the year ended June 30, 2010, six months ended December 31, 2010, and nine months ended March 31, 2011, accounts payable totaled $644, $5,958 and $10,707, respectively.

We currently have very little cash on hand and no other liquid assets.  Therefore, in order to carry on our business, we must obtain additional capital. The Company intends to fund continuing operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital, and other cash requirements for the next twelve months.

The successful execution of our business plan requires significant cash resources. Because of our limited operating history, equity or debt financing arrangements may not be available in amounts and on terms acceptable to us, if at all. Additionally, because we intend to rely upon the sale of additional equity securities, there is a risk that your shares will suffer additional dilution. Furthermore, if we incur additional indebtedness there is a risk that increased debt service obligations will restrict our operations.  To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

As of March 31, 2011 and December 31, 2010 , we had no material commitments for capital expenditures.

Results of Operations

Due to our lack of funds, our operations are limited.  As a result, we realized $1,917 and $21 in revenues during the period of inception through March 31, 2011, and December 31, 2010, respectively, and inflation and changing prices have had no impact on the Registrant's revenues or income from continuing operations since inception.

While the Registrant has one pending patent application, it remains uncertain whether the patent application will ever issue.  Furthermore, our patent counsel informs us that the cost of both obtaining and enforcing patent protection is difficult to estimate.  The inability to obtain or enforce patent protection on our lighted ratcheting wrench may have a material unfavorable impact on our ability to earn revenue or income from continuing operations.

Plan of Operation

Our cash balance is $2,355 and $500 as of March 31, 2011 and June 30, 2010 respectively.  We believe our cash balance is not sufficient to further our business plan beyond its current day-to-day operations. We have been utilizing accounts payable to fund operations.  Timothy A. Moore, our sole officer and director, has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees.  Mr. Moore, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the Company. In order to achieve our business plan goals, we will need the funding from this Offering and substantial additional funding.

We believe that we will be able to raise enough money through this Offering to further our business operations, but we cannot guarantee that completion of this Offering will allow us to stay in business after doing so.  If we are unable to successfully generate revenues we may quickly use up the proceeds from this Offering and will need to find alternative funding sources. At the present time, we have not made any arrangements to raise additional funds other than through this Offering.

If we need additional cash and cannot raise it, our operations may not progress as intended, or may cease entirely. If we raise the maximum amount of $60,000 from this Offering, we expect that it will last a maximum of twelve months without additional funding.  If we only raise the amount of $30,000 from this Offering, we will need to raise additional funds within the next six months to meet the expenditures required for our intended operations. Our specific goal upon completion of this Offering is to: continue our current day-to-day operations; protect our intellectual property through the pursuit of a patent application; pay for research and development expense; pay legal and accounting costs and fees; continue development and refinement of our website and establish our office as follows:

Day-to-Day Operations
We currently sell products directly to the public through our website, as well as on eBay’s online market place.  While we accept payment by credit card, because of our limited operating history funds are not released to us until after the customer has received their order.  Since we have to pay for our orders before they are shipped, the number of orders we can process at any given time is limited by our cash on hand.  Throughout the course of the next 12 months, we intend to use the funds we earn selling products to pay for future orders, to ensure orders are shipped to the customer as quickly as possible. Because we believe that the funds earned through our sales will be sufficient to maintain our day-to-day sales operations through the next 12 months, we do not believe we will have to modify this part of our business plan in the event that we sell substantially less than the full number of shares of this offering.

Patent Protection
We are currently developing a lighted ratcheting wrench.  The lighted ratcheting wrench is the subject of a provisional patent application filed in November 2010.  Provisional patent applications are not examined for patentability and become abandoned not later than 12 months after their filing date.  Within the 12-month period that the provisional patent applications are effective, corresponding utility patent applications must be filed in order to preserve the early filing date established by the provisional application.  It is our intention to utilize funds from this Offering to file utility patent applications for our lighted ratcheting wrench prior to November 2011.

The cost of applying for the utility patent application will include approximately $1,800 for patent drawings, and $6,200 for drafting and filing the application. Additionally, it will cost approximately $2,000 to have a patent attorney register our trademark.  In the event that we raise less than the full amount of this offering, we would first delay filing for trademark protection.  If we do not raise sufficient funds to apply for the utility application, then we will spend approximately $2,000 and file another provisional application (in which case we would loose our earlier filing date of November 2010, which may have a material adverse affect on our ability to protect the technology).

Research and Development
To date, the development of the lighted ratcheting wrench has been limited to initial amateur drawings, and the filing of a provisional patent application.  The next step in developing the lighted ratcheting wrench into a marketable product is to produce a working prototype which we can then test. Because having a working prototype is not a requirement of obtaining patent protection, expenditures for patent protection will take priority over research and development in the event that we raise less than the full amount of this offering.

We intend to use a third party custom tool manufacturer to develop a working prototype of our lighted ratcheting wrench; however, we have not yet contracted with any such manufacturer.  We anticipate that a working prototype can be developed for no more than $18,500, and completed within one year from the closing of this offering.  These estimates are based wholly on research done by our president, Mr. Timothy Moore, and we do not have any firm offers from any firms to make the working prototype.

In the event that we raise less than the full amount of this offering, we will use apply as much funding from this offering as possible into development of the working prototype, and development of the working prototype will be delayed until such time as we can divert sufficient funds from our sales activities, or future offerings, to pay for completion of the working prototype. We do not expect to fully develop the lighted ratcheting wrench into a viable product during fiscal year 2011.

Legal and Accounting
Legal and accounting fees include preparation of SEC filings, and payments to bookkeepers and auditing firms.  We estimate the cost of SEC compliance over the next 12 months to be approximately $18,000.

Website Presence and Development
Our website is currently up and running at Delainecorp.com, and functions solely as an online sales catalog.  We currently subscribe for a website search optimizing service to increase the frequency our website is displayed to our potential customers when they search for key words related to our technologies.  Search engine optimization is the process of improving the visibility of a website or a web page in search engines by moving our website higher in the list of search results, based on how much we commit to pay each time a pre-determined set of search terms is entered into an online search engine. In the event that we raise the full amount of this offering, we intend to apply $5,500 into website search optimization, and if we raise less than the full amount of this offering, the amount invested in website search optimization will thus be reduced.  Because website search optimization increases the visibility of our online catalog of items for sale, we believe that directing our website development budget solely to website search optimization, will have the greatest impact on sales and profitability.

We also plan to further develop our website during the next 12 months. Our website currently functions as an online sales catalog only.  However, we intend for our website to ultimately display information about our products, technologies, management, and other information. Website development is currently being performed by our president Timothy Moore, and will not require funding from this offering, and we expect our website to display information about our products, technologies, management and other information by mid 2012.

Establish our Office
We plan to establish our office and acquire necessary equipment for our operations. We believe that it will cost approximately $3,000 to $7,000 to establish and support our office over the 12 months following completion of this Offering. Included in this amount are such items as payments to third party contractors (for example – for internet service), office supplies, and related expenses.

We have no intentions to hire any employees until such time as we commence full operations or until such time our sole officer and director will handle our administrative duties.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements that have, or are reasonably likely to have, a current or future effect on the Registrant’s financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources that is material to investors.

Critical Accounting Policies

Management’s Discussion and Analysis of Financial Condition and Results of Operations discuss our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and the related disclosures of contingent assets and liabilities. On an on-going basis, management evaluates its estimates and judgments, including those related to revenue recognition, allowance for doubtful accounts and property and equipment valuation. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions and conditions.

Management believes the following critical accounting policies, among others, affect its more significant judgments and estimates used in the preparation of its consolidated financial statements.

The Company is engaged in the sale of household and contractor tools through a website on the internet.  The Company recognizes the revenue at the time of shipping of the product when responsibility of the product is transferred to the purchaser and payment has been accepted or assured.
The Company does not carry an inventory.  Instead, the product sold is drop shipped directly from the supplier to the customer.  In this capacity, the company is acting as an agent for the supplier and under FASB ASC 605-45 Principal Agent Considerations recognizes transactions on the net basis

In connection with the sale of debt or equity instruments, we may sell options or warrants to purchase our common stock. In certain circumstances, these options or warrants may be classified as derivative liabilities, rather than as equity. Additionally, the debt or equity instruments may contain embedded derivative instruments, such as conversion options, which in certain circumstances may be required to be bifurcated from the associated host instrument and accounted for separately as a derivative instrument liability.

The identification of, and accounting for, derivative instruments is complex. Our derivative instrument liabilities are re-valued at the end of each reporting period, with changes in the fair value of the derivative liability recorded as charges or credits to income, in the period in which the changes occur. For options, warrants and bifurcated conversion options that are accounted for as derivative instrument liabilities, we determine the fair value of these instruments using the Cox-Ross-Rubinstein binomial option pricing model. That model requires assumptions related to the remaining term of the instruments and risk-free rates of return, our current common stock price and expected dividend yield, and the expected volatility of our common stock price over the life of the instruments.  The identification of, and accounting for, derivative instruments and the assumptions used to value them can significantly affect our financial statements.

Management does not expect any financial statement impact from any recently-issues pronouncements.

Changes in and Disagreements with Accountants

None.

Quantitative and Qualitative Disclosures about Market Risk

We are a smaller reporting company as defined by Rule 229.10(f)(1) and are not required to provide the information required by this item.

Directors and Executive Officers

Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

Name	Age	Position
Timothy A. Moore	56	President, Director

The director will serve as director until our next annual shareholder meeting or until a successor is elected who accepts the position. Directors are elected for one-year terms. Officers hold their positions at the will of the Board of Directors, absent any employment agreement.  There are no arrangements, agreements or understandings between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence the management of the Company’s affairs.

Timothy Moore, President and Director

Timothy A. Moore is 56 years old, and since June 23, 2010, has been our sole officer and director, and acts as the Registrant’s President, Chief Executive Officer, Secretary, Treasurer, Chief Financial Officer, Principal Accounting Officer and sole member of our Board of Directors.  Mr. Moore has been self-employed as an independent building contractor since 1997.  Through his years working in the building trades Mr. Moore gained an extensive working knowledge of the shortcomings found in existing tool products.  No company Mr. Moore previously worked for is a parent, subsidiary, or other affiliate of the Registrant.  Mr. Moore devotes approximately 10 hours per week to our operations, and will devote additional time as required.  Mr. Moore is not an officer or director of any other reporting company.  The Company has concluded that because of Mr. Moore’s working knowledge of construction tools and problems encountered by construction professionals, that he should serve as director of the Company.

To the best of our knowledge, none of our directors or executive officers, during the past ten years, has been involved in any legal proceeding of the type required to be disclosed under applicable SEC rules, including:

1.
Any petition under the Federal bankruptcy laws or any state insolvency law being filed by or against, or a receiver, fiscal agent or similar officer being appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.	Conviction in a criminal proceeding, orbeing a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.
Being the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i.
Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.	Engaging in any type of business practice; or
iii.	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.
Being the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3)(i) of this section, or to be associated with persons engaged in any such activity;

5.
Being found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.
Being found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.
Being the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.	Any Federal or State securities or commodities law or regulation; or
ii.
Any law or regulation respecting financial institutions or insurance companies  including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.
Being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Executive Compensation

There are no formal written employment arrangements in place. We do not have any agreements or understandings that would change the terms of compensation during the course of the year.

There has been no compensation awarded to, earned by, or paid to any of our executive officers or directors from our inception on June 23, 2010 through March 31, 2011.

Compensation Committee Interlocks and Insider Participation

The Company’s Board of Directors does not have a compensation committee, and no member of the Company’s Board of Directors has performed functions equivalent to a compensation committee.   During the year ending June 30, 2010 and nine months ended March 31, 2011 , our sole executive officer was also the sole member of our board of directors.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the ownership, as of March 31, 2011 of our common stock by each of our directors, and by all executive officers and directors as a group, and by each person known to us who is the beneficial owner of more than 5% of any class of our securities. A person is deemed a beneficial owner if that person has the right to acquire beneficial ownership of a security within 60 days. As of March 31, 2011 , there are no outstanding options or warrants or securities that are convertible into shares of common stock, nor are there any other known rights of any persons to acquire beneficial ownership of our securities.

As of March 31, 2011 there were 5,050,000 common shares issued and outstanding. To the best of our knowledge, all persons named have sole voting and investment power with respect to the shares, except as otherwise noted.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class Before Offering	Percent of Class After Offering if 2,000,000 Shares are Sold	Percent of Class After Offering if 4,000,000 Shares are Sold	Percent of Class After Offering if 6,000,000 Shares are Sold
Common	Timothy A. Moore	5,050,000	100%	71.6%	55.8%	45.7%
	All Officers and Directors as a Group	5,050,000	100%	71.6%	55.8%	45.7%

Certain Relationships and Related Transactions

On June 24, 2010, the Company issued 50,000 common shares to the Company’s President, Timothy A. Moore, at $0.001 per shares, in exchange for $500.

On July 30, 2010, the Company entered into an assignment agreement with Timothy A. Moore, whereby Mr. Moore assigned to the Company all title, right, and interest in and to the following invention: Lighted Ratcheting Wrench, in exchange for 5,000,000 shares of the Company’s common stock.

In November 2010, Timothy A. Moore contributed $1,000 for no further consideration.  The $1,000 is considered a capital contribution, and there is no debt payable to Mr. Moore in conjunction with the contribution.

Director Independence

Under NASDAQ rule 4200(a)(15), a director is not considered to be independent if he or she is also an executive officer or employee of the corporation.  Our sole director, Timothy A. Moore is also our sole officer.   As a result, we do not have any independent directors.

Additional Information

We have filed with the Commission a registration statement on Form S-1 under the 1933 Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the securities offered by this prospectus, reference is made to the registration statement.

The registration statement and other information may be read and copied at the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at: 1-800-SEC-0330.  The Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the various costs and expenses in connection with the sale and distribution of the Common Stock being registered.  All amounts shown are estimates except the Securities and Exchange Commission registration fee.

Cost to Company
Printing and Edgarizing expenses	$1,500
Legal fees and expenses	$5,500
Accounting / Auditing fees and expenses	$3,500
Transfer agent	$1,300
Miscellaneous	$200

Total	$12,000

Indemnification of Officers and Directors

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his/her position, if he/she acted in good faith and in a manner he/she reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he/she is to be indemnified, we must indemnify him/her against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

Delaine Corporation
(A Development Stage Company)

Financial Statements
June 30, 2010
March 31, 2011
(unaudited)

Delaine Corporation
(A Development Stage Company)

Index to the Financial Statements
(unaudited)

June 30, 2010
March 31, 2011

Balance Sheets as of March 31, 2011 and June 30, 2010

Statements of Operations for the three month period ended March 31, 2011, for the nine month period ended March 31, 2011, the year ended June 30, 2010 and for the period from June 23, 2010 (Inception) to March 31, 2011

Statement of Changes of Stockholder’s Deficit

Statements of Cash Flows

Notes to the Financial Statements

Delaine Corporation
(A Development Stage Company)
Balance Sheets

	March 31, 2011	June 30, 2010
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$2,355	$500
Total current assets	$2,355	$500

Intangible Assets	6,485	-
Total assets	$8,840	$500

LIABILITIES AND STOCKHOLDER’S DEFICIT
Current liabilities:
Accounts payable	$10,707	$644
Total current liabilities	10,707	644

Stockholder’s Deficit
Common stock, par value $.001, 75,000,000 shares authorized, 5,050,000 and 50,000 issued and outstanding as of March 31, 2011 and June 30, 2010	5,050	50
Additional paid-in capital	(3,550)	450
Deficit accumulated during the development stage	(3,367)	(644)
Total stockholder’s deficit	(1,867)	(144)
Total liabilities and stockholder’s deficit	$8,840	$500

See accompanying notes to the financial statements.

Delaine Corporation
(A Development Stage Company)
Statements of Operations
(unaudited)
	For the Three Months Ended March 31, 2011	For the Nine Months Ended March 31, 2011	From Inception (June 23, 2010) Through March 31, 2011

Net Revenues	$1,896	$1,917	$1,917

Operating expenses:
Selling, general and administrative	3,894	4,640	5,284
Operating loss before income taxes	(1,998)	(2,723)	(3,367)

Income tax (expense) benefit	-	-	-

Net loss available to common stockholders	$(1,998)	$(2,723)	$(3,367)

Basic and diluted loss per common share	$(0.00)	$(0.00)

Weighted average shares outstanding	5,050,000	4,502,555

See accompanying notes to the financial statements.

Delaine Corporation
(A Development Stage Company)
Statements of Cash Flows
(unaudited)
	For the Three Months Ended March 31, 2011	For the Nine Months Ended March 31, 2011	From Inception (June 23, 2010) Through March 31, 2011

Cash flows from operating activities:
Net loss	$(1,998)	$(2,723)	$(3,367)
Adjustments to reconcile net loss to net cash used in operating activities:
Prepaid expenses	180	-	-
Accounts payable	4,749	10,063	10,707
Net cash used in operating activities	2,931	7,340	7,340

Cash flows from investing activities:	-	-	-
Patent costs	(1,485)	(6,485)	(6,485)
Net cash used in investing activities	(1,485)	(6,485)	(6,485)

Cash flows from financing activities:
Contributed capital	-	1,000	1,000
Issuance of common stock for cash	-	-	500
Net cash provided by financing activities	-	1,000	1,500

Net increase in cash	1,446	1,855	2,355
Cash and cash equivalents, beginning	909	500	-
Cash and cash equivalents, ending	$2,355	$2,355	$2,355

Supplemental Disclosures:
Cash paid for interest	$-	$-	$-
Cash paid for income taxes	$-	$-	$-

Non-cash Investing and Financing Activities:
Shares issued for patent rights	$-	$5,000	$5,000

See accompanying notes to the financial statements.

Delaine Corporation
(A Development Stage Company)
Statement of Changes of Stockholder’s Deficit
(unaudited)
	Common Stock
	Shares	Amount	Additional Paid-In Capital	Deficit Accumulated During the Development Stage	Total Stockholders' Equity

Balance, June 23, 2010 (Inception)	-	$-	$-	$-	$-
Common stock issued for cash at $0.01 per share	50,000	50	450	-	500
Net loss for the year ended June 30, 2010	-	-	-	(644)	(644)
Balance, June 30, 2010	50,000	50	450	(644)	(144)
Common stock issued for patent rights at $0.001 per share	5,000,000	5,000	(5,000)	-	-
Contributed capital	-	-	1,000	-	1,000
Net loss for the nine month period ended March 31, 2011	-	-	-	(2,723)	(2,723)

Balance, March 31, 2011	5,050,000	$5,050	$(3,550)	$(3,367)	$(1,867)

See accompanying notes to the financial statements.

Delaine Corporation
(A Development Stage Company)
Notes to the Financial Statements
(unaudited)

1)	ORGANIZATION

Delaine Corporation (the “Company”) was incorporated on June 23, 2010 in the State of Nevada.  The Company’s accounting and reporting policies conform to accounting principles generally accepted in the United States of America, and the Company’s fiscal year end is June 30.
The Company’s intended operations are to provide cost effective solutions for everyday problems encountered by homeowners as well as maintenance and construction professionals.  Our initial product line comprises name brand and generic homeowner and contractor tools.  We also intend to develop and manufacture our own proprietary products, and to wholesale our proprietary products to resellers, as well as directly to the public. Our proprietary products are in the development stage, and currently all of our sales are of products developed and manufactured by third party companies.  We launched  a web site to help introduce our product line to the marketplace .  To date, the Company’s activities have been limited to its formation, minimal operations, and the raising of equity capital.

DEVELOPMENT STAGE COMPANY

The Company is considered to be in the development stage as defined in ASC 915 “Development Stage Entities.”  The Company’s efforts have been devoted primarily to raising capital, borrowing funds and attempting to implement its planned, principal activities.

2)	SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  The Company’s periodic filings with the Securities and Exchange Commission include, where applicable, disclosures of estimates, assumptions, uncertainties and markets that could affect the financial statements and future operations of the Company.

Delaine Corporation
(A Development Stage Company)
Notes to the Financial Statements
(unaudited)

2)	SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash in banks, money market funds, funds held through internet processors and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.  The Company had no cash equivalents as of March 31, 2011 and June 30, 2010, respectively.

INTANGIBLE ASSETS

Identifiable intangible assets consist of costs of development of our Lighted Ratcheted Wrench and the patent protection of that asset, capitalized as per ASC 350-35 “General Intangibles Other than Goodwill.” Once the patent has been granted and the product is developed, the intangible assets will be amortized over the period of estimated benefit using the straight-line method and estimated useful lives ranging from one to seventeen years. No significant residual value is estimated for intangible assets.

REVENUE RECOGNITION

The Company recognizes revenue under ASC 605 “Revenue Recognition.”  Under ASC 605-45, the Company determined that revenues should be recognized on the net revenue reporting method, where the Company only reports the net revenues from the drop shipped transactions.  Revenue is recognized when revenues have been collected and the product has been shipped FOB shipper.

INCOME TAXES

The Company accounts for income taxes under FASB ASC 740 "Income Taxes."  Under the asset and liability method of FASB ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under FASB ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Delaine Corporation
(A Development Stage Company)
Notes to the Financial Statements
(unaudited)

2)	SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's financial instruments as defined by FASB ASC 825-10-50“Financial Instruments,” include cash, trade accounts receivable, and accounts payable and accrued expenses.  All instruments are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at March 31, 2011 and June 30, 2010.
FASB ASC 820 “Fair Value Measurements and Disclosures,” defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosures about fair value measurements. FASB ASC 820 establishes a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value as follows:

Level 1. Observable inputs such as quoted prices in active markets;

Level 2. Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3. Unobservable inputs in which there is little or no market data, which requires the reporting entity to develop its own assumptions.
The Company does not have any assets or liabilities measured at fair value on a recurring basis at March 31, 2011 and June 30, 2010.  The Company did not have any fair value adjustments for assets and liabilities measured at fair value on a nonrecurring basis during the periods ended March 31, 2011 and June 30, 2010.

Delaine Corporation
(A Development Stage Company)
Notes to the Financial Statements
(unaudited)

2)	SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

SHARE BASED EXPENSES

FASB ASC 718 "Compensation - Stock Compensation" prescribes accounting and reporting standards for all stock-based payments award to employees, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights, may be classified as either equity or liabilities. The Company should determine if a present obligation to settle the share-based payment transaction in cash or other assets exists. A present obligation to settle in cash or other assets exists if: (a) the option to settle by issuing equity instruments lacks commercial substance or (b) the present obligation is implied because of an entity's past practices or stated policies. If a present obligation exists, the transaction should be recognized as a liability; otherwise, the transaction should be recognized as equity

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of FASB ASC 505-50 "Equity - Based Payments to Non-Employees." Measurement of share-based payment transactions with non-employees shall be based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction should be determined at the earlier of performance commitment date or performance completion date.

NET INCOME OR (LOSS) PER SHARE OF COMMON STOCK

The Company has adopted ASC 260 “Earnings per Share,” (“EPS”) which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.  In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.

The Company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding.

Delaine Corporation
(A Development Stage Company)
Notes to the Financial Statements
(unaudited)

2)	SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CONCENTRATIONS OF CREDIT RISK

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents and related party payables it will likely incur in the near future.  The Company places its cash and cash equivalents with financial institutions of high credit worthiness.  At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits.  The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

Management believes recently issued accounting pronouncements will have no impact on the financial statements of Delaine Corporation.

3)	STOCKHOLDER’S EQUITY

AUTHORIZED STOCK

The Company has authorized 75,000,000 of common shares with a par value of $0.001 per share.  Each share entitles the holder to one vote, in person or proxy, on any matter on which action of the shareholder of the Company is sought.

SHARE ISSUANCES

In June, 2010, the Company issued 50,000 common shares to its Director at $0.01 per share, in exchange for $500.
In July, 2010, the Company issued 5,000,000 common shares at $0.001 per share to its Director in exchange for all title, rights, and interest in an invention (see Note 4).

CAPITAL CONTRIBUTIONS

As of March 31, 2011, the Company’s President contributed $1,000 to fund certain operating expenses.  This amount has been recorded in additional paid-in capital.

Delaine Corporation
(A Development Stage Company)
Notes to the Financial Statements
(unaudited)

4)	ASSIGNMENT OF INVENTIONS AND INTANGIBLE ASSETS

In July, 2010, the Company entered into an assignment agreement with its Director, whereby the Company’s Director assigned to the Company all title, right, and interest in and to the Lighted Ratcheting Wrench invention in exchange for 5,000,000 shares of the Company’s common stock, par value $0.001 (see Note 3).

As neither the common stock issued by the Company, nor the inventions assigned by its Director, are objectively measureable, the Company has offset the $5,000 in par value by a corresponding amount recorded in additional paid in capital, resulting in a net transaction value of $0.

Costs incurred to develop further the concept of the assigned inventions and filing for the patent protection of those inventions are capitalized as intangible assets.  As of March 31, 2011 and June 30, 2010, $6,485 and $0 have been capitalized as patent costs.

5)	PROVISION FOR INCOME TAXES

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception.  When it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit.  We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carryforwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carryforward period.

The Company has not taken a tax position that, if challenged, would have a material effect on the financial statements for the year ended June 30, 2010 and the period ended March 31, 2011 applicable under FASB ASC 740.  We did not recognize any adjustment to the liability for uncertain tax position and therefore did not record any adjustment to the beginning balance of accumulated deficit on the consolidated balance sheet.

Operating loss carry forwards totaled $644 for the year ended June 30, 2010 and $3,367 for the period from June 23, 2010 (Inception) through March 31, 2011 and will begin to expire in 2030.  Accordingly deferred tax assets of approximately $258 and $1,347 respectively, were offset by a valuation allowance.

Delaine Corporation
(A Development Stage Company)
Notes to the Financial Statements
(unaudited)

6)	GOING CONCERN AND LIQUIDITY CONSIDERATIONS

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business.  As of March 31, 2011 and June 30, 2010, the Company has working capital deficit of $8,352 and $144, and an accumulated deficit of $3,367 and $644, respectively.  The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the next twelve months.

The ability of the Company to emerge from the development stage is dependent upon, among other things, obtaining additional financing to continue operations, develop, patent and market its technology.  In response to these problems, management intends to raise additional funds through public or private placement offerings. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

7)	RELATED PARTY TRANSACTIONS

The sole officer and director of the Company may, in the future, become involved in other business opportunities as they become available, thus he may face a conflict in selecting between the Company and his other business opportunities.  The Company has not formulated a policy for the resolution of such conflicts.

While the company is seeking additional capital the director has agreed to advance funds to the company to pay any cost incurred by it.

Report of Independent Registered Public Accounting Firm

To the Board of Directors
Delaine Corporation

We have audited the accompanying balance sheets of Delaine Corporation (A Development Stage Enterprise) as of December 31, 2010 and June 30, 2010 and the related statements of operations, stockholders’ equity, and cash flows for the periods then ended and the period June 23, 2010 (inception) through December 31, 2010.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly,   we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit  also  includes  assessing  the  accounting principles  used  and  significant  estimates  made  by  management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Delaine Corporation (A Development Stage Enterprise) as of December 31, 2010 and June 30, 2010 and the results of its operations and cash flows for the periods ended December 31, 2010 and June 30, 2010 and the period June 23, 2010 (inception) through December 31, 2010, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company has limited operations and has no established source of revenue.  This raises substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note 6.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Kyle L. Tingle, CPA, LLC
Kyle L. Tingle, CPA, LLC
March 29, 2011
Las Vegas, Nevada

Delaine Corporation
(A Development Stage Company)

Index to the Financial Statements

June 30, 2010
December 31, 2010

Balance Sheets as of December 31, 2010 and June 30, 2010

Statements of Operations for the six month period ended December 31, 2010, the year ended June 30, 2010 and for the period from June 23, 2010 (Inception) to December 31, 2010

Statement of Changes of Stockholder’s Equity (Deficit)

Statements of Cash Flows

Notes to the Financial Statements

Delaine Corporation
(A Development Stage Company)
Balance Sheets

	December 31, 2010	June 30, 2010

ASSETS
Current assets:
Cash and cash equivalents	$909	$500
Prepaid expenses	180	-
Total current assets	1,089	500

Intangible assets	5,000	-

Total assets	$6,089	$500

LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$5,958	$644
Total current liabilities	5,958	644

Stockholder’s Equity (Deficit)
Common stock, par value $0.001, 75,000,000 shares authorized, 5,050,000 and 50,000 issued and outstanding as of December 31, 2010 and June 30, 2010, respectively	5,050	50
Additional paid-in capital	(3,550)	450
Deficit accumulated during the development stage	(1,369)	(644)
Total stockholder’s equity (deficit)	131	(144)
Total liabilities and stockholder’s equity (deficit)	$6,089	$500

See accompanying notes to the financial statements.

Delaine Corporation
(A Development Stage Company)
Statements of Operations
	For the Six Months Ended December 31, 2010	June 30, 2010	From Inception (June 23, 2010) Through December 31, 2010

Net revenues	$21	$-	$21

Operating expenses:
Selling, general and administrative	746	644	1,390
Operating loss before income taxes	(725)	(644)	(1,369)

Income tax (expense) benefit	-	-	-

Net loss available to common stockholders	$(725)	$(644)	$(1,369)

Basic and diluted loss per common share	$(0.00)	$(0.00)

Weighted average shares outstanding	4,234,783	50,000

See accompanying notes to the financial statements.

Delaine Corporation
(A Development Stage Company)
Statements of Cash Flows
	For the Six Months Ended December 31, 2010	June 30, 2010	From Inception (June 23, 2010) Through December 31, 2010

Cash flows from operating activities:
Net loss	$(725)	$(644)	$(1,369)
Adjustments to reconcile net loss to net cash used in operating activities:
Prepaid expenses	(180)	-	(180)
Accounts payable	5,314	644	5,958
Net cash used in operating activities	4,409	-	4,409

Cash flows from investing activities:
Patent costs	(5,000)	-	(5,000)
Net cash used in investing activities	-	-	-

Cash flows from financing activities:
Contributed capital	1,000	-	1,000
Issuance of common stock for cash	-	500	500
Net cash provided by financing activities	1,000	500	1,500

Net increase in cash and cash equivalents	409	500	909
Cash and cash equivalents, beginning	500	-	-
Cash and cash equivalents, ending	$909	$500	$909

Supplemental Disclosures:
Cash paid for interest	$-	$-	$-
Cash paid for income taxes	$-	$-	$-

Non-cash Investing and Financing Activities:
Shares issued for patent rights	$5,000	$-	$5,000

See accompanying notes to the financial statements.

Delaine Corporation
(A Development Stage Company)
Statement of Changes of Stockholder’s Equity Deficit

	Common Stock
	Shares	Amount	Additional Paid-In Capital	Deficit Accumulated During the Development Stage	Total Stockholders' Equity

Balance, June 23, 2010 (Inception)	-	$-	$-	$-	$-
Common stock issued for cash at $0.001 per share	50,000	50	450	-	500
Net loss for the year ended June 30, 2010	-	-	-	(644)	(644)
Balance, June 30, 2010	50,000	50	450	(644)	(144)
Common stock issued for patent rights at $0.001 per share	5,000,000	5,000	(5,000)	-	-
Contributed capital			1,000		1,000
Net loss for the three month period ended December 31, 2010	-	-	-	(725)	(725)

Balance, December 31, 2010	5,050,000	$5,050	$(3,550)	$(1,369)	$131

See accompanying notes to the financial statements.

Delaine Corporation
(A Development Stage Company)
Notes to the Financial Statements

1)	ORGANIZATION

Delaine Corporation (the “Company”) was incorporated on June 23, 2010 in the State of Nevada.  The Company’s accounting and reporting policies conform to accounting principles generally accepted in the United States of America, and the Company’s fiscal year end is June 30.
The Company’s intended operations are to provide cost effective solutions for everyday problems encountered by homeowners as well as maintenance and construction professionals.  Our initial product line comprises name brand and generic homeowner and contractor tools.  We also intend to develop and manufacture our own proprietary products, and to wholesale our proprietary products to resellers, as well as directly to the public. Our proprietary products are in the development stage, and currently all of our sales are of products developed and manufactured by third party companies.  We launched  a web site to help introduce our product line to the marketplace.  To date, the Company’s activities have been limited to its formation, minimal operations, and the raising of equity capital.

DEVELOPMENT STAGE COMPANY

The Company is considered to be in the development stage as defined in ASC 915 “Development Stage Entities.”  The Company’s efforts have been devoted primarily to raising capital, borrowing funds and attempting to implement its planned, principal activities.

2)	SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  The Company’s periodic filings with the Securities and Exchange Commission include, where applicable, disclosures of estimates, assumptions, uncertainties and markets that could affect the financial statements and future operations of the Company.

Delaine Corporation
(A Development Stage Company)
Notes to the Financial Statements

2)	SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.  The Company had cash equivalents totaling $909 and $500 as of December 31, 2010 and June 30, 2010, respectively.

INTANGIBLE ASSETS

Identifiable intangible assets consist of costs of development of our Lighted Ratcheted Wrench and the patent protection of that asset, capitalized as per ASC 350-35 “General Intangilbles Other than Goodwill.” .  Once the patent has been granted and the product is developed, the intangible assets will be amortized over the period of estimated benefit using the straight-line method and estimated useful lives ranging from one to seventeen years. No significant residual value is estimated for intangible assets.

REVENUE RECOGNITION

The Company recognizes revenue under ASC 605 “Revenue Recognition.”  Under ASC 605-45, the Company determined that revenues should be recognized on the net revenue reporting method, where the Company only reports the net revenues from the drop shipped transactions.  Revenue is recognized when revenues have been collected and the product has been shipped FOB shipper.

INCOME TAXES

The Company accounts for income taxes under FASB ASC 740 "Income Taxes."  Under the asset and liability method of FASB ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under FASB ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Delaine Corporation
(A Development Stage Company)
Notes to the Financial Statements

2)	SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's financial instruments as defined by FASB ASC 825-10-50, “Financial Instruments,” include cash, trade accounts receivable, and accounts payable and accrued expenses.  All instruments are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at December 31, 2010 and June 30, 2010.
FASB ASC 820 “Fair Value Measurements and Disclosures,” defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosures about fair value measurements. FASB ASC 820 establishes a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value as follows:
Level 1. Observable inputs such as quoted prices in active markets;
Level 2. Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3. Unobservable inputs in which there is little or no market data, which requires the reporting entity to develop its own assumptions.
The Company does not have any assets or liabilities measured at fair value on a recurring basis at December 31, 2010 and June 30, 2010.  The Company did not have any fair value adjustments for assets and liabilities measured at fair value on a nonrecurring basis during the periods ended December 31, 2010 and June 30, 2010.

SHARE BASED EXPENSES

FASB ASC 718 "Compensation - Stock Compensation" prescribes accounting and reporting standards for all stock-based payments award to employees, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights, may be classified as either equity or liabilities. The Company should determine if a present obligation to settle the share-based payment transaction in cash or other assets exists. A present obligation to settle in cash or other assets exists if:

Delaine Corporation
(A Development Stage Company)
Notes to the Financial Statements

2)	SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(a) the option to settle by issuing equity instruments lacks commercial substance or (b) the present obligation is implied because of an entity's past practices or stated policies. If a present obligation exists, the transaction should be recognized as a liability; otherwise, the transaction should be recognized as equity

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of FASB ASC 505-50 "Equity - Based Payments to Non-Employees." Measurement of share-based payment transactions with non-employees shall be based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction should be determined at the earlier of performance commitment date or performance completion date.

NET INCOME OR (LOSS) PER SHARE OF COMMON STOCK

The Company has adopted ASC 260 “Earnings per Share,” (“EPS”) which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.  In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.

The Company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding.

CONCENTRATIONS OF CREDIT RISK

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents and related party payables it will likely incur in the near future.  The Company places its cash and cash equivalents with financial institutions of high credit worthiness.  At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits.  The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Delaine Corporation
(A Development Stage Company)
Notes to the Financial Statements

3)	SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In February 2010, the FASB issued amended guidance on subsequent events to alleviate potential conflicts between FASB guidance and SEC requirements. Under this amended guidance, SEC filers are no longer required to disclose the date through which subsequent events have been evaluated in originally issued and revised financial statements. This guidance was effective immediately and we adopted these new requirements for the period ended June 30, 2010. The adoption of this guidance did not have a material impact on our financial statements.

In April 2010, the FASB codified the consensus reached in Emerging Issues Task Force Issue No. 08-09, “Milestone Method of Revenue Recognition.” FASB ASU No. 2010-17 provides guidance on defining a milestone and determining when it may be appropriate to apply the milestone method of revenue recognition for research and development transactions. FASB ASU No. 2010-17 is effective for fiscal years beginning on or after June 15, 2010, and is effective on a prospective basis for milestones achieved after the adoption date. The Company does not expect this ASU will have a material impact on its financial position or results of operations when it adopts this update on October 1, 2010.

Management believes recently issued accounting pronouncements will have no impact on the financial statements of Delaine Corporation.

4)	STOCKHOLDER’S EQUITY

AUTHORIZED STOCK

The Company has authorized 75,000,000 of common shares with a par value of $0.001 per share.  Each share entitles the holder to one vote, in person or proxy, on any matter on which action of the shareholder of the Company is sought.

SHARE ISSUANCES

In June, 2010, the Company issued 50,000 common shares to its Director at $0.01 per share, in exchange for $500.
In July, 2010, the Company issued 5,000,000 common shares at $0.001 per share to its Director in exchange for all title, right and interest in an invention (see Note 4).

CAPITAL CONTRIBUTIONS

In December, 2010, the Company’s President contributed $1,000 to fund certain operating expenses.  This amount has been recorded in additional paid-in capital.

Delaine Corporation
(A Development Stage Company)
Notes to the Financial Statements

5)	ASSIGNMENT OF INVENTIONS

In July, 2010, the Company entered into an assignment agreement with its Director, whereby the Company’s Director assigned to the Company all title, right, and interest in and to the Lighted Ratcheting Wrench invention in exchange for 5,000,000 shares of the Company’s common stock, par value $0.001 (see Note 3).
As neither the common stock issued by the Company, nor the inventions assigned by its Director, are objectively measureable, the Company has offset the $5,000 in par value by a corresponding amount recorded in additional paid in capital, resulting in a net transaction value of $0.

Costs incurred to develop further the concept of the assigned inventions and filing for the patent protection of those inventions will be capitalized as intangible assets.  As of December 31, 2010 and June 30, 2010, $5,000 and $0 have been capitalized as patent costs.

6)	PROVISION FOR INCOME TAXES

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception.  When it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit.  We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carryforwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carryforward period.

The Company has not taken a tax position that, if challenged, would have a material effect on the financial statements for the year ended June 30, 2010 and the period ended December 31, 2010 applicable under FASB ASC 740.  We did not recognize any adjustment to the liability for uncertain tax position and therefore did not record any adjustment to the beginning balance of accumulated deficit on the consolidated balance sheet.

Operating loss carry forwards totaled $644 for the year ended June 30, 2010 and $1,369 for the period from June 23, 2010 (Inception) through December 31, 2010 and will begin to expire in 2030.  Accordingly deferred Federal and State tax assets of approximately $258 and $548, respectively, were offset by a valuation allowance.

 Delaine Corporation
(A Development Stage Company)
Notes to the Financial Statements

7)	GOING CONCERN AND LIQUIDITY CONSIDERATIONS

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business.  As of December 31, 2010 and June 30, 2010, the Company has working capital deficit of $4,869 and $144, and an accumulated deficit of $1,369 and $644, respectively.  The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the next twelve months.

The ability of the Company to emerge from the development stage is dependent upon, among other things, obtaining additional financing to continue operations, develop, patent and market its technology.  In response to these problems, management intends to raise additional funds through public or private placement offerings. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

8)	RELATED PARTY TRANSACTIONS

The sole officer and director of the Company may, in the future, become involved in other business opportunities as they become available, thus he may face a conflict in selecting between the Company and his other business opportunities.  The Company has not formulated a policy for the resolution of such conflicts.

While the company is seeking additional capital the director has agreed to advance funds to the company to pay any cost incurred by it.

Recent Sales of Unregistered Securities

June 23, 2010, the Company sold 50,000 shares of its common stock, par value $0.001 per share, to its sole Director and Officer Timothy Moore.  Total consideration received from this offering was $500.

In July of 2010, the Company issued 5,000,000 shares of its common stock, par value $0.001 per share, to its sole Director and Officer Timothy Moore.  The shares were issued in consideration of Mr. Moore’s assignment to the Company of all right and title in one patent application owned by Mr. Moore.

The offers, sales, and issuances of the securities described above were deemed to be exempted from registration under the Securities Act of 1933 (the “Securities Act”) in reliance Section 4(2) of the Securities Act in that the issuance of securities to the recipients did not involve a public offering. Appropriate legends were affixed to the securities issued in these transactions. Each of the recipients of securities in these transactions was either an accredited investor or was provided the information specified in paragraph (b)(2) of Rule 502 of the Securities Act.

Exhibits

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation S-K.

Exhibit Number	Document Description
3.1	Articles of Incorporation
3.2	Bylaws
4.1	Specimen Stock Certificate
5.1	Opinion of the law firm of Befumo & Schaeffer, PLLC, regarding the legality of the securities being registered.
10.1	Assignment Agreement
23.1	Consent of Kyle L. Tingle, CPA, LLC
23.2	Consent of the law firm of Befumo & Schaeffer, PLLC
99.1	Subscription Agreement

Undertakings

The undersigned Registrant hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

a)	include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
b)
reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration Statement; and

c)
include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (Section 230.424 of this chapter);
ii.	any free writing prospectus relating to the offering prepared by or on our behalf or used or referred to by us;
iii.	the portion of any other free writing prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us; and
iv.	any other communication that is an offer in the offering made by us to the purchaser.

5.  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or control person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Signatures

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form S-1 Registration Statement and has duly caused this Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington, DC, on this 20th day of June 21, 2011.

DELAINE CORPORATION

By:	/s/ Timothy A. Moore
Timothy A. Moore
President, Director, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this Form S-1 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Timothy A. Moore		6/21/2011
Timothy A. Moore	President, Director Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer